[ EXHIBIT 16.2  -  LETTER RE CHANGE OF CERTIFYING ACCOUNTANTS ]


                             HOOGENDOORN & COMPANY
                              CHARTERED ACCOUNTANTS

                            406 - 455 Granville St.
                            Vancouver, B.C., V6C 1T1
                             Phone: (604) 687-3773
                           Facsimile: (604) 936-0374
                          Email: Hoogendoorn@telus.net

August 26, 2002


Franklin Lake Resources Inc.
172 Starlite St.
South San Francisco, California 94080

Attention: Peter Boyle, Vice President Regulatory Affairs

Dear Sirs:

We have reviewed Item 4 (c) of the Second Amendment to the Form 8-K above proposed to be filed by Franklin Lake Resources Inc. and we agree with the statements in Item 4 paragraph (c) with respect to Matthew Hoogendoorn.


/s/ By Matthew Hoogendoorn
---------------------------
Matthew Hoogendoorn, C.A.